As filed with the Securities and Exchange Commission on June 20, 2018

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

RHYTHM PHARMACEUTICALS, INC.

(Exact name of Registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	2834 (Primary Standard Industrial Classification Code Number)	46-2159271 (I.R.S. Employer Identification Number)

500 Boylston Street

11th Floor

Boston, MA 02116

(857) 264-4280

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Keith M. Gottesdiener, M.D.

Chief Executive Officer and President

Rhythm Pharmaceuticals, Inc.

500 Boylston Street

11th Floor

Boston, MA 02116

(857) 264-4280

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Please send copies of all communications to:

Julio E. Vega Laurie A. Cerveny Morgan, Lewis & Bockius LLP One Federal Street Boston, MA 02110 (617) 951-8000	Patrick O’Brien Thomas J. Danielski Ropes & Gray LLP Prudential Tower 800 Boylston Street Boston, MA 02116 (617) 951-7527

Approximate date of commencement of the proposed sale to the public:

As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ (File No. 333-225700)

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐ Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee(3)
Common Stock, $0.001 par value per share	$1,647,950	$206

(1)                                  Includes additional shares of common stock which the underwriters have the option to purchase in connection with this offering.  The $1,647,950 proposed maximum aggregate offering price is in addition to the $172,507,406 proposed maximum aggregate offering price registered pursuant to the Registrant’s registration statement on Form S-1 (File No. 333-225700). A registration fee was previously paid in connection with that registration statement.

(2)                                  Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.

(3)                                  Calculated based on Rule 457(o) based on an estimate of the proposed maximum offering price.

This registration statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This registration statement is being filed with respect to the registration of additional securities pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and includes the registration statement facing page, this page, the signature page, the exhibit index, and exhibits. Pursuant to Rule 462(b), the contents of the registration statement on Form S-1 (File No. 333-225700), including all amendments and exhibits thereto, which was declared effective by the Commission on June 20, 2018, are incorporated herein by reference into this registration statement and this registration statement is being filed solely for the purpose of registering an increase in the maximum aggregate offering price of $1,647,950.

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EXHIBIT INDEX

Exhibit Number	Exhibit Description
5.1	Opinion of Morgan, Lewis & Bockius LLP.
23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.
23.2	Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.1).
24.1	Power of Attorney (incorporated by reference to the signature page of the Registrant’s registration statement on Form S-1 (File No. 333-225700), filed with the SEC on June 18, 2018).

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts on June 20, 2018.

RHYTHM PHARMACEUTICALS, INC.
By:	/s/ KEITH M. GOTTESDIENER

Keith M. Gottesdiener
Chief Executive Officer, President and Director

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

	Name	Title	Date

	/s/ KEITH M. GOTTESDIENER	Chief Executive Officer, President and Director (Principal Executive Officer)	June 20, 2018
Keith M. Gottesdiener

	/s/ HUNTER C. SMITH	Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	June 20, 2018
Hunter C. Smith

	*	Director	June 20, 2018
Neil Exter

	*	Director	June 20, 2018
Todd Foley

	*	Director	June 20, 2018
Christophe R. Jean

	*	Director	June 20, 2018
Ed Mathers

	*	Director	June 20, 2018
David W. J. McGirr

	*	Director, Chairman of the Board	June 20, 2018
David P. Meeker

*By:	/s/ KEITH M. GOTTESDIENER

Keith M. Gottesdiener
Attorney-in-fact

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